Exhibit 99.1
February 5, 2007

Board of Directors
Pure Vanilla eXchange, Inc.
805 Third Avenue, 15th Floor
New York, NY 10022

Gentlemen:

I hereby resign as a member of the Board of Directors of Pure Vanilla eXchange, Inc. (the “Company”), effective immediately.

This resignation is for personal reasons and is not the result of any disagreement with management regarding the operations, policies or practices of the Company.

This resignation will become effective when accepted by the Board of Directors of the Company.

Very truly yours,

/s/ Harry Jose
Harry Jose